                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of U.S. Bancorp (formed as a result of the August 1, 1997 merger of First Bank System, Inc. and the former U.S. Bancorp) of our report dated January 31, 1997 with respect to the financial statements of the former U.S. Bancorp included in its Current Report on Form 8-K dated September 30, 1997, filed with the Securities And Exchange Commission.

                                    /S/ DELOITTE & TOUCHE LLP

Portland, Oregon
February 11, 1998